                         CONSENT OF INDEPENDENT AUDITORS

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our report dated February
1, 2002, with respect to the financial statements of First Security Benefit Life
Insurance and Annuity Company of New York included in the Registration Statement under  the  Securities  Act of 1933 and the  Registration  Statement  under  the
Investment Company Act of 1940 on Form N-4 of Variable Annuity Account A and the
related  Statement of  Additional  Information  accompanying  the  Prospectus of
AdvisorDesigns Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
May 24, 2002